SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015 (June 29, 2015)

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1623 Buckeye Drive

Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Integrated Silicon Solution, Inc. (“ISSI”) was held on Monday, June 29, 2015 at 2:00 p.m., local time, in Palo Alto, California. At the Special Meeting, the ISSI stockholders considered and approved the following matters:

(1) a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 12, 2015, by and between Uphill Investment Co., a People’s Republic of China limited liability company, and ISSI, as joined by Indigo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, with 18,390,532 votes in favor, 3,494,897 votes against, 437,106 votes abstaining and no broker non-votes;

(2) a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting with 19,188,547 votes in favor, 2,696,537 votes against, 437,451 votes abstaining and no broker non-votes; and

(3) a proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to ISSI’s named executive officers in connection with the Merger with 18,250,536 votes in favor, 3,311,729 votes against, 760,270 votes abstaining and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: June 30, 2015	/s/ JOHN M. COBB
John M. Cobb
Vice President and Chief Financial Officer